As filed with the Securities and Exchange Commission on November 25, 2008
Registration No. 333-21417

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMCLONE SYSTEMS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2834797
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
180 Varick Street
New York, NY 10014
Phone: (212) 645-1405
(Address, including zip code, and telephone number, including area code, of registrant’s principle executive offices)

Andrew K. W. Powell, Esq.
Senior Vice President and General Counsel
180 Varick Street
New York, NY 10014
(646) 638-5078
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

RECENT EVENTS: DEREGISTRATION
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-21417) (the “Registration Statement”) of ImClone Systems Incorporated, a Delaware corporation (“ImClone”).
On November 24, 2008, after completion of a tender offer (the “Offer”) by Alaska Acquisition Corporation (“Purchaser”), a wholly owned subsidiary of Eli Lilly and Company (“Parent”), for all of the issued and outstanding shares of common stock, par value $0.001 per share, and the associated preferred stock purchase rights of ImClone, Purchaser merged with and into ImClone (the “Merger”). Pursuant to the Merger, each outstanding share of ImClone’s common stock not tendered in the Offer (other than the shares of ImClone’s common stock owned by ImClone, Purchaser or Parent or their respective subsidiaries) was converted into the right to receive $70.00 per share in cash. The Merger became effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware on November 24, 2008.
In connection with the Merger, ImClone hereby removes from registration all of its securities registered pursuant to the Registration Statement that remain unsold.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 25th day of November, 2008.

IMCLONE SYSTEMS INCORPORATED
By:	/s/ ANDREW K.W. POWELL
	Name:	Andrew K.W. Powell
	Title:	Senior Vice President and General Counsel

DATE: November 25, 2008